UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 26, 2013

CROCS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51754	20-2164234
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7477 East Dry Creek Parkway Niwot, Colorado	80503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 848-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Investment Agreement

On December 28, 2013, Crocs, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with Blackstone Capital Partners VI L.P. (“Blackstone”) relating to the sale to Blackstone of 200,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $198 million, or $990 per share. The closing of the transaction contemplated by the Investment Agreement is conditioned upon certain customary closing conditions, including, among others, obtaining clearance under the Hart-Scott-Rodino Antitrust Improvements Act. The Company and Blackstone have agreed that the closing will not occur prior to January 27, 2014.

The Series A Preferred Stock will rank senior to the shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), with respect to dividend rights and rights on liquidation, winding-up and dissolution. The Series A Preferred Stock will have a stated value of $1,000 per share. Holders of Series A Preferred Stock will be entitled to cumulative dividends payable quarterly in cash at a rate of 6% per annum, as set forth in the Certificate of Designations of the Series A Preferred Stock, a form of which is attached as Schedule A to the Investment Agreement. If the Company fails to make timely dividend payments, the dividend rate will increase to 8% per annum until such time as all accrued but unpaid dividends have been paid in full. Holders of Series A Preferred Stock will also be entitled to receive dividends declared or paid on the Common Stock on an as-converted basis.

Holders of Series A Preferred Stock will be entitled to vote with the holders of the Common Stock on an as-converted basis. So long as Blackstone or certain of its permitted transferees beneficially owns at least 75% of the Series A Preferred Stock or the as-converted Common Stock purchased pursuant to the Investment Agreement, Blackstone will have the right to designate for nomination two directors to the Company’s board of directors (the “Board”). So long as Blackstone or certain of its permitted transferees beneficially owns at least 25% but less than 75% of the Series A Preferred Stock or the as-converted Common Stock purchased pursuant to the Investment Agreement, Blackstone will have the right to designate for nomination one director to the Board. Blackstone will also have the right to appoint one of its director designees to a to be formed CEO Search Committee.

The Series A Preferred Stock will be convertible at the option of the holders at any time after the closing into shares of Common Stock at an implied conversion price of $14.50 per share, subject to adjustment. At the election of the Company, all or a portion of the Series A Preferred Stock will be convertible into the relevant number of shares of Common Stock on or after the third anniversary of the date of issuance of the Series A Preferred Stock, if the closing price of the Common Stock equals or exceeds $29.00 for 20 consecutive trading days. The conversion rate is subject to customary anti-dilution and other adjustments.

Blackstone will be subject to certain standstill restrictions pursuant to which Blackstone would be restricted from acquiring more than 25% of the Company’s outstanding Common Stock until the date on which Blackstone would no longer be entitled to designate any directors to the Board.

Subject to certain customary exceptions, Blackstone will be restricted from transferring the Series A Preferred Stock until the second anniversary of the closing date and, for so long as any Series A Preferred Stock is outstanding, may not transfer the Series A Preferred Stock to certain competitors (as defined in the Investment Agreement) of the Company or holders of 25% or more of the Common Stock.

At any time after eight years from the issue date of the Series A Preferred Stock, the Company will have the right to redeem and the holders of the Series A Preferred Stock will have the right to require the Company to repurchase, all or any portion of the Series A Preferred Stock at 100% of the stated value thereof plus all accrued but unpaid dividends. Upon certain change of control events involving the Company, the holders can require the Company to repurchase the Series A Preferred Stock at 101% of the stated value thereof plus all accrued but unpaid dividends.

For so long as Blackstone is entitled to designate a director to the Board, Blackstone will have a participation right to purchase equity securities in an issuance by the Company, subject to certain exceptions, and will have certain customary access and information rights.

Holders of the Series A Preferred Stock and the as-converted Common Stock will have certain customary registration rights with respect to such securities pursuant to the terms of a registration rights agreement, a form of which is attached as Schedule B to the Investment Agreement.

The Company agreed to pay Blackstone a closing fee of $2 million upon the closing of the sale of the Series A Preferred Stock and to reimburse up to $4 million of Blackstone’s transaction fees and expenses. In addition, the Company and Blackstone make certain customary representations and warranties in the Investment Agreement and the Company agreed to indemnify Blackstone relating to damages resulting from a breach of certain of its representations and warranties.

The foregoing description of the terms of the Series A Preferred Stock, the Investment Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Investment Agreement and the schedules thereto, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Credit Agreement Amendment

On December 27, 2013, the Company and its subsidiaries, Crocs Retail, Inc., Ocean Minded, Inc., Jibbitz, LLC and Bite, Inc. (collectively with the Company, the “Borrowers”), entered into the Third Amendment to Amended and Restated Credit Agreement (the “Third Amendment”) with the lenders named therein and PNC Bank, National Association, as a lender and administrative agent for the lenders, pursuant to which certain terms of the Amended and Restated Credit Agreement, dated December 16, 2011, were amended. The Third Amendment, among other things, (i) allows for the payment of dividends on the Series A Preferred Stock, (ii) permits the Company to have greater flexibility to repurchase its Common Stock, (iii) decreases the maximum leverage ratio from 3.50 to 1.00 to 3.25 to 1.00, and (iv) amends certain definitions of the financial covenants to be more favorable to the Borrowers.

The foregoing description of the Third Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Third Amendment attached hereto as Exhibit 10.2, which is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

The matters regarding the future discussed in this Current Report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the investment by Blackstone and expected asset impairment charges. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances, or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following: successful closing of the investment by Blackstone and achievement of its potential benefits, macroeconomic issues, including, but not limited to, the current global financial conditions; the effect of competition in the Company’s industry; the Company’s ability to effectively manage its future growth or declines in revenue; changing fashion trends; the Company’s ability to maintain and expand revenues and gross margin; the Company’s ability to accurately forecast consumer demand for its products; the Company’s ability to develop and sell new products; the Company’s ability to obtain and protect intellectual property rights; the effect of potential adverse currency exchange rate fluctuations and other international operating risks; the Company’s ability to recruit or retain key members of management; the Company’s ability to open and operate additional retail locations; and other factors described in the Company’s most recent annual report on Form 10-K under the heading “Risk Factors” and its subsequent filings with the Securities and Exchange Commission. Readers are encouraged to review that section and all other disclosures appearing in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to update publicly any forward-looking statements, including, without limitation, any estimate regarding revenues or earnings, whether as a result of the receipt of new information, future events, or otherwise.

Item 2.06	Material Impairments

On December 29, 2013, the Company issued a press release, which included a statement regarding certain asset impairment charges relating to retail stores, inventory and contingent liabilities. The Company expects to record aggregate impairment charges for these items of between $15 million and $25 million in the fourth quarter of 2013. The Company currently expects that $3 million to $5 million of such charges will be settled in cash.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, under the terms of the Investment Agreement, the Company has agreed to issue shares of Series A Preferred Stock to Blackstone. This issuance and sale will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act and Regulation D thereunder. Blackstone represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series A Preferred Stock is being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof, and appropriate legends will be affixed to any certificates evidencing the shares of Series A Preferred Stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of John McCarvel

On December 27, 2013, John McCarvel resigned from his position as President, Chief Executive Officer and director of the Company effective upon the earlier to occur of (i) April 30, 2014 or (ii) the Board’s appointment of his successor as Chief Executive Officer. Also on December 27, 2013, the Company and Mr. McCarvel entered into a separation agreement (the “Separation Agreement”). The Separation Agreement provides that the Company will pay Mr. McCarvel (i) a $1.1 million separation payment on the first regularly scheduled payroll date after the effectiveness of his resignation and (ii) a $1 million separation payment on the first anniversary of the effectiveness of his resignation. Mr. McCarvel will also be entitled to receive any amount earned pursuant to the Company’s 2013 annual incentive program, in such form and at such time as is provided under the terms of such program.

Mr. McCarvel also agreed to continue in a consulting capacity with the Company at his regular salary through April 30, 2014 if his successor is appointed prior to such date. Subject to continued service, Mr. McCarvel will be entitled to continued vesting through April 30, 2014 of the unvested portion of his existing restricted stock and restricted stock unit awards.

The separation payments are conditioned upon the effectiveness of Mr. McCarvel’s release of claims in favor of the Company and his compliance with the noncompetition, nonsolicitation and confidentiality covenants contained in the Separation Agreement. The separation payments are subject to claw back and offsets upon certain violations of such covenants by Mr. McCarvel.

The foregoing description of the Separation Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement attached hereto as Exhibit 10.3, which is incorporated herein by reference.

Severance Agreements

On December 26, 2013, the Board approved a form of severance agreement (the “Severance Agreement”) and authorized the Company to enter into Severance Agreements with certain officers of the Company, including Jeffrey Lasher, the Company’s Chief Financial Officer, and Scott Crutchfield, the Company’s Chief Operating Officer.

The Severance Agreement provides that if the Company terminates the relevant executive’s employment without Cause (as defined in the Severance Agreement) (i) at any time prior to December 26, 2014, the executive will be entitled to receive a severance payment in cash equal to two times the amount of the executive’s annual base salary in effect at the time of such termination of employment and (ii) at any time after December 26, 2014, but before December 26, 2015, the executive will be entitled to receive a severance payment in cash equal to the amount of the executive’s annual base salary in effect at the time of such termination of employment. The separation payments are conditioned upon the effectiveness of the executive’s release of claims in favor of the Company and compliance with the noncompetition, nonsolicitation and confidentiality covenants in the Severance Agreement.

The foregoing description of the Severance Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Severance Agreement attached hereto as Exhibit 10.4, which is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On December 29, 2013, the Company issued a press release relating to the items described in this Current Report and updating its financial guidance and forward-looking statements relating to the quarter ending December 31, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 8.01	Other Events.

On December 26, 2013, the Board approved the repurchase of up to $350 million of Common Stock. This authorization replaces the Company’s existing stock repurchase authorizations. The number, price, structure and timing of the repurchases, if any, will be at the Company’s sole discretion and future repurchases will be evaluated by the Company depending on market conditions, liquidity needs and other factors. The Board may suspend, modify or terminate the repurchase program at any time without prior notice.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Investment Agreement, dated as of December 28, 2013, between Crocs, Inc. and Blackstone Capital Partners VI L.P.

10.2	Third Amendment to Amended and Restated Credit Agreement, dated as of December 27, 2013, among Crocs, Inc., Crocs Retail, Inc., Ocean Minded, Inc., Jibbitz, LLC, Bite, Inc., the lenders named therein and PNC Bank, National Association, as a lender and administrative agent.

10.3	Separation Agreement, dated as of December 27, 2013, between Crocs, Inc. and John McCarvel.

10.4	Form of Severance Agreement.

99.1	Press Release dated December 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROCS, INC.

Date: December 30, 2013	By:	Jeffrey J. Lasher
Jeffrey J. Lasher
Senior Vice President – Finance, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Investment Agreement, dated as of December 28, 2013, between Crocs, Inc. and Blackstone Capital Partners VI L.P.

10.2	Third Amendment to Amended and Restated Credit Agreement, dated as of December 27, 2013, among Crocs, Inc., Crocs Retail, Inc., Ocean Minded, Inc., Jibbitz, LLC, Bite, Inc., the lenders named therein and PNC Bank, National Association, as a lender and administrative agent.

10.3	Separation Agreement, dated as of December 27, 2013, between Crocs, Inc. and John McCarvel.

10.4	Form of Severance Agreement.

99.1	Press Release dated December 29, 2013.